SECURITIES AND EXCHANGE COMMISSION

                  Washington, D.C. 20549

                          FORM 8-K


                        CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 28, 2004

            TOOTSIE ROLL INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

       DELAWARE                 1-15863         13-4037641
State or other jurisdiction  (Commission File No.)       (IRS Employer
      Of incorporation)                              Identification Number)

     7401 South Cicero Avenue, Chicago, Illinois             60629
      (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:  (773) 838-3400.


                           N/A
(Former name or former address, if changed since last report)


ITEM 7. FINANCIAL STATEMENTS and EXHIBITS

(C)	Exhibits

          99.1 Press Release, dated July 28, 2004


ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On July 28, 2004, Tootsie Roll Industries, Inc., a Virginia corporation, issued a press release announcing earnings for the quarter ended July 3, 2004, a copy of which is attached as
Exhibit 99.1 to this report.



                        SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   TOOTSIE ROLL INDUSTRIES, INC.



Date:  July 28, 2004               By:_/s/ G. Howard Ember, Jr._
                                   Name:  G. Howard Ember, Jr.
                                   Title: V.P./Finance


                          EXHIBIT INDEX

(99)   ADDITIONAL EXHIBITS

         99.1  Tootsie Roll Industries Press Release, dated July 28, 2004.





Tootsie Roll Industries, Inc.
7401 South Cicero Avenue
Chicago, IL  60629
Phone 773/838-3400
Fax   773/838-3534

Press Release

STOCK TRADED:  NYSE           FOR IMMEDIATE RELEASE
TICKER SYMBOL: TR                                Wednesday, July 28, 2004

CHICAGO, ILLINOIS - July 28, 2004 - Melvin J. Gordon, Chairman, Tootsie Roll Industries, Inc. reported second quarter and first half 2004 sales and earnings. Second quarter 2004 sales were $77,157,000 compared to $77,725,000 in the second quarter 2003, a decrease of 1%. First half 2004 sales were $157,203,000 compared to $153,295,000 in the prior year, an increase of 3%. As the Company's quarterly financial reporting is based on 13-week periods, the first half of 2004 and 2003 ended on July 3, 2004 and June 28, 2003, respectively. If first half 2004 had ended on June 28, 2004, the Company estimates that first half 2004 sales would have been approximately $2,400,000 less than the above reported 2004 sales amount. Because the second quarter of 2004 and 2003 comprised exactly 13 weeks, the aforementioned did not affect second quarter comparative reported sales. Mr. Gordon said, "Second quarter results were adversely affected by the timing of certain customer shipments."

Second quarter 2004 net earnings were $11,829,000 compared to second quarter 2003 net earnings of $12,317,000. First half 2004 net earnings were $23,321,000 compared to first half 2003 net earnings of $23,226,000. Second quarter net earnings per share were $.23 in both 2004 and 2003, and first half 2004 net earnings per share were $.44 compared to $.43 per share in first half 2003, an increase of $.01 per share or 2%. Mr. Gordon said, "Ongoing cost control programs facilitated the Company's earnings results for the 2004 second quarter and first half periods. Second quarter and first half 2004 earnings per share were aided by Company common stock purchases in the open market and the resulting fewer shares outstanding."


                             TOOTSIE ROLL INDUSTRIES, INC.
                          CONSOLIDATED STATEMENTS OF EARNINGS
              FOR THE 13 WEEKS AND 26 WEEKS ENDED JULY 3, 2004 & JUNE 28, 2003


                                                    SECOND QUARTER ENDED

                                                  2004                2003

Net Sales                                    $ 77,157,000         $ 77,725,000

Net Earnings                                 $ 11,829,000         $ 12,317,000

* Earnings Per Share                             $ .23                $ .23

* Average Shares Outstanding                   52,397,000           53,413,000



                                                      SIX MONTHS ENDED

                                                  2004                2003

Net Sales                                    $157,203,000         $153,295,000

Net Earnings                                 $ 23,321,000         $ 23,226,000

* Earnings Per Share                              $ .44               $ .43

* Average Shares Outstanding                   52,493,000           53,591,000


* Based on average shares outstanding adjusted for 3% stock dividends distributed April 14, 2004 and April 16, 2003.